UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2009

Smart Online, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 24, 2009, Dennis Michael Nouri, a former officer of Smart Online, Inc. (the "Company"), and Reza Eric Nouri, a former employee of the Company, who, on July 2, 2009, were convicted of nine counts of criminal activity in a federal criminal action brought against them in the United States District Court for the Southern District of New York and are presently awaiting sentence, filed a Motion for Rule to Show Cause and the Appointment of a Receiver in the Court of Chancery of the State of Delaware against the Company (the "Motion"). The Motion, among other things, seeks the appointment of a receiver for the Company under Section 322 of the Delaware General Corporation Law on account of the Company’s failure to pay the monetary judgment in the amount of $826,798 entered against it by order of the Court of Chancery on August 6, 2009 (the “Order”) for the advancement of legal expenses incurred by the Nouris in their defense of the foregoing criminal proceedings.  The terms of the Order were previously reported in the Form 10-Q filed by the Company for the quarterly period ended June 30, 2009.  The Company intends to vigorously contest the Motion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

September 30, 2009	By:	/s/ C. James Meese, Jr.
Name: C. James Meese, Jr.
Title: Interim President and CEO